Exhibit 99.(i)(3)

December 17, 2025

Venerable Variable Insurance Trust
1475 Dunwoody Drive, Suite 200
West Chester, Pennsylvania 19380

Re:       Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Venerable Variable Insurance Trust (the “Trust”), a Delaware statutory trust, in connection with Post-Effective Amendment No. 7 to the Trust’s registration statement on Form N-1A to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about December 17, 2025 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest with no par value per share (collectively, the “Shares”) of the following separate series of the Trust: Venerable Real Estate Fund, Venerable International Equity Fund, Venerable Inflation Focused Fund and Venerable Government Money Market Fund (each, a “Fund”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), dated as of a recent date, as to the existence and good standing of the Trust;

(b)	A copy, certified by the Delaware Secretary of State, of the Trust’s Certificate of Trust dated October 2, 2023, as filed with the Delaware Secretary of State (the “Certificate of Trust”);

(c)	Copies of the Trust’s Amended and Restated Declaration of Trust dated June 26, 2024 (the “Declaration”), the Trust’s By-Laws dated October 2, 2023 (the “By-Laws”), and the resolution of the Board of Trustees of the Trust authorizing the issuance of the Shares of each Fund (the “Resolution”), each certified by an authorized officer of the Trust; and

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.  We also have assumed for the purposes of this opinion that, with respect to matters relating to the Shares, the Certificate of Trust, the Declaration, the By-Laws, and the Resolution will not have been

Morgan, Lewis & Bockius llp

2222 Market Street Philadelphia, PA 19103	+1.215.963.5000
United States	+1.215.963.5001

December 17, 2025

amended, modified, or withdrawn and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware.  No opinion is given herein as to the choice of law or internal substantive rules of law that any tribunal may apply to such transactions.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate, or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, By-Laws, Resolution, and Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP